Exhibit 10.1(a)

DAVID L. KAHN
 ATTORNEY AT LAW
 535 N. Hayworth Ave., #301
 Los Angeles, CA 90048
 Telephone: (323) 658-6771
 Fax: (323) 651-5569

February 11, 2004

Mr. Alan Atlas
Corporate Counsel
La Jolla Cove Investors, Inc. ("La Jolla")
7817 Herschel Avenue, Suite 200
La Jolla, CA 92037
By Fax: (858) 551-8779

Re: Clarification Letter to your October 20, 2003 Warrant to Purchase Common Stock of Magic Media Networks, Inc. ("Warrant”)

Dear Mr. Atlas:

This is to confirm our understanding that, notwithstanding anything in the Warrant to the contrary, if, and to the extent that, La Jolla's holdings of the common stock of Magic would result in La Jolla becoming subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, by virtue of being the "beneficial owner" of more than ten percent (10%) of the then outstanding shares of Magic's common stock, then La Jolla shall not have the right, and Magic shall not have the obligation, to exercise any portion of such stock options as shall cause La Jolla to be deemed the "beneficial owner" of more than (9.9%) of the then outstanding shares of Magic's common stock.

If the foregoing clarification letter accurately states La Jolla's agreement with Magic as to La Jolla's Warrant rights, please sign and fax back to me a copy of this clarification letter.

Very truly yours,

David L. Kahn

Agreed to and accepted this ______ day of February, 2004:

La Jolla Cove Investors, Inc.

By Alan L. Atlas, Corporate Counsel

cc: Mr. Scott Venters